                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
[X]  Definitive Proxy Statement               Commission Only (as Permitted by
[_]  Definitive Additional Materials          Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                XTO ENERGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

[LOGO] XTO ENERGY
XTO ENERGY INC.
810 Houston Street
Fort Worth, Texas 76102

April 22, 2002

Dear Stockholder:

   On behalf of the Board of Directors, we invite you to attend the Annual Meeting of Stockholders to be held in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, on Tuesday, May 21, 2002, at 10:00 a.m. local time.

   Matters to be voted upon are listed in the accompanying Notice of Annual Meeting of Stockholders. Additionally, we will review the Company's operating results for 2001 and our plans for the year ahead.

   Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, sign and return the enclosed proxy card as soon as possible, or use telephone or internet voting according to the instructions on the proxy card. If you plan to attend the meeting, you may revoke your proxy prior to or at the meeting and vote in person.

Sincerely,

     /s/ Bob R. Simpson             /s/ Steffen E. Palko
       Bob R. Simpson                 Steffen E. Palko
   Chairman of the Board and      Vice Chairman and President
    Chief Executive Officer

[LOGO] XTO ENERGY

XTO ENERGY INC.
810 Houston Street
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2002

To the Stockholders of XTO Energy Inc.:

   The Annual Meeting of Stockholders of XTO Energy Inc. (previously known as Cross Timbers Oil Company), will be held on Tuesday, May 21, 2002, at 10:00 a.m. local time, in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, for the following purposes:

    1. To elect three directors;

    2. To transact any other business that may properly come before the meeting or any adjournments thereof.

   By resolution of the Board of Directors, only stockholders of record as of the close of business on Thursday, March 28, 2002, are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

   XTO Energy's Annual Report, including financial statements for the year ended December 31, 2001, accompanies this Proxy Statement.

   Your attention is directed to the Proxy Statement for further information about each of the matters to be considered.

   You are cordially invited to attend the meeting. Whether or not you plan to be present, please complete, date, and sign the enclosed proxy card and return it promptly in the enclosed envelope, or vote through the telephone or internet by following the voting procedures described on the proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Virginia Andersen
                                          Virginia Anderson
                                          Secretary

Fort Worth, Texas
April 22, 2002

                     ------------------------------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on May 21, 2002

                     ------------------------------------

   This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of XTO Energy Inc. ("Company") for the Annual Meeting of Stockholders ("Annual Meeting") to be held on Tuesday, May 21, 2002, and any adjournment thereof. We will begin mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about April 22, 2002. The purpose of the Annual Meeting is to elect three directors and to transact any other business that may properly come before the meeting.

Shares Outstanding and Voting Rights

   All stockholders of record of the Company's common stock ("Common Stock") as of March 28, 2002, are entitled to vote at the Annual Meeting. There were 123,918,141 shares of Common Stock issued and outstanding on that date. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to vote cumulatively for the election of directors or on any other matter.

   The Board of Directors requests that you sign and return the proxy card promptly, or vote by telephone or through the internet, whether or not you plan to attend the Annual Meeting. A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum.

   A proxy marked "abstain" on a matter will be considered to be represented at the Annual Meeting but not voted on such matter and will have the same effect as a vote "against" the matter. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted. The shares will not be voted or considered as shares present on any matters for which such shares were not voted because the beneficial holder did not provide voting instructions (commonly referred to as "broker non-votes").

   Whether you vote by mail, telephone, or internet, your Common Stock will be voted at the Annual Meeting in accordance with your instructions. If no specific voting instructions are designated, the shares will be voted as recommended by the Board of Directors.

   You may revoke a proxy at any time before it is voted at the Annual Meeting. To revoke your proxy, you may submit another signed proxy with a later date, vote by telephone or through the internet at a later date, vote in person at the Annual Meeting, or send a written notice of revocation to the Secretary of the Company at its principal office, 810 Houston Street, Fort Worth, Texas 76102.

Cost of Solicitation

   XTO Energy will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of Common Stock. Solicitations will be made primarily by mail, but certain directors, officers or other employees of XTO Energy may solicit proxies in person, by telephone or by other means. Such persons will not receive special compensation for their solicitation services. XTO Energy has engaged Mellon Investor Services LLC to solicit proxies from brokers, banks, nominees and other institutional holders for a fee of $5,500 plus reimbursement for all reasonable out-of-pocket expenses.

Item 1.  ELECTION OF DIRECTORS

   In accordance with XTO Energy's Bylaws, the members of the Board of Directors are divided into three classes, in as equal number as possible, with staggered three-year terms. Each director's term of office continues until the third Annual Meeting of Stockholders following election to office and until a successor is duly elected and qualified. The terms of Class I, Class II, and Class III directors expire at the Annual Meeting of Stockholders in 2003, 2004, and 2002, respectively. The Board of Directors also has discretion to elect one or more advisory directors to serve for a term established by the Board of Directors. Advisory directors attend meetings of the Board of Directors and meetings of committees on which they serve but are not entitled to vote. The Board of Directors may remove an advisory director at any time, with or without cause.

   The Nominating Committee has recommended, and the Board of Directors has nominated, William H. Adams III, Jack P. Randall, and Herbert D. Simons for election as directors in Class III. Each nominee has consented to serve for their nominated terms. Class III directors will serve for three-year terms continuing until the Annual Meeting of Stockholders in May 2005 and until their successors are elected and qualified. Messrs. Adams, Randall, and Simons are currently serving as directors of XTO Energy. Biographical information (including ages as of April 1, 2002) follows for each person nominated, as well as for each director and advisory director whose term in office will continue after the Annual Meeting.

   The persons named on the accompanying proxy intend to vote in favor of the three nominees. Should any one or more of these nominees become unavailable for election, the proxies may be voted with discretionary authority for any substitute recommended by the Board of Directors. Directors are elected by a majority of the votes of stockholders present in person or represented by proxy at the Annual Meeting.

   If all nominees are elected, the Board of Directors will have seven directors, of which five are non-employee directors and two are executive officers, and four advisory directors, of which one is a non-employee advisory director and three are executive officers. The biographies of the director nominees, continuing directors, and advisory directors follow.

NOMINEES FOR DIRECTOR

Class III            (Term expires 2005)
---------            -------------------
William H. Adams III Age 43. Mr. Adams has been a director of XTO Energy since 2001. He is
                     President of Texas Bank-Downtown Fort Worth. Prior to that, he was employed by Frost Bank from 1995 to 2001 where he most recently served as President of Frost Bank-South Arlington. He also served as Senior Vice
                     President and Group Leader of Commercial/Energy Lending.

Jack P. Randall..... Age 52. Mr. Randall has been a director of XTO Energy since 1997. He is the President and co-founder of Randall & Dewey, Inc., an oil and gas consulting firm in Houston, Texas. Prior to that, he was with Amoco
                     Production Company (1975-1989) where he was Manager of Acquisitions and Divestitures for seven years. Mr. Randall is a member of the Board of
                     Directors of Esenjay Exploration, Inc.

Herbert D. Simons... Age 66. Mr. Simons has been a director of XTO Energy since 2000. He is presently of counsel as a tax attorney with the law firm of Winstead
                     Sechrest & Minick P.C. in Houston, Texas. Prior to that, he was an associate and partner from 1963 through 1999 in the law firm of Butler &
                     Binion, L.L.P., where he specialized in Federal income tax law. Mr.
                     Simons is a Certified Public Accountant, and he served as a member of the
                     Rice University Accounting Council from 1981 until 1996.

   The Board of Directors recommends that stockholders vote FOR the director nominees.

DIRECTORS CONTINUING IN OFFICE


Class I                  (Term expires 2003)
-------                  -------------------
Steffen E. Palko........ Age 51. Mr. Palko has been a director of XTO Energy since 1990. A co-
                         founder of the Company with Mr. Simpson, Mr. Palko has been Vice
                         Chairman and President or held similar positions with the Company and its predecessors since 1986. Mr. Palko was Vice President--Reservoir
                         Engineering of Southland Royalty Company (1984-1986) and Manager of
                         Reservoir Engineering of Southland Royalty Company (1982-1984).

J. Luther King, Jr...... Age 61. Mr. King has been a director of XTO Energy since 1991. Since
                         1979, Mr. King has served as President, Principal and Portfolio Manager/
                         Analyst of Luther King Capital Management Corporation, an investment management firm in Fort Worth, Texas, of which Mr. King is the majority shareholder. Previously, he was Vice President and Director of Lionel D.
                         Edie & Company, an investment management firm.

Class II                 (Term expires 2004)
--------                 -------------------
Bob R. Simpson.......... Age 53. Mr. Simpson has been a director of XTO Energy since 1990. A co-founder of the Company with Mr. Palko, Mr. Simpson has been
                         Chairman since July 1, 1996, and has been Chief Executive Officer or held similar positions with the Company and its predecessors since 1986. Mr.
                         Simpson was Vice President of Finance and Corporate Development of
                         Southland Royalty Company (1979-1986) and Tax Manager of Southland
                         Royalty Company (1976-1979).

Scott G. Sherman........ Age 68. Mr. Sherman has been a director of XTO Energy since 1990. Mr.
                         Sherman has been sole owner of Sherman Enterprises, a personal investment firm in Fort Worth, Texas, for the past 15 years. Previously,
                         Mr. Sherman owned and operated Eaglemotive Industries, an automotive parts manufacturing company, for 18 years.

ADVISORY DIRECTORS

Lane G. Collins......... Age 61. Dr. Collins has served as an advisory director of XTO Energy since 1998. Dr. Collins also serves in an advisory capacity with the Audit,
                         Compensation, and Nominating Committees. Dr. Collins is a professor of accounting at Baylor University in Waco, Texas, where he has taught since
                         1978. Prior to that, Dr. Collins taught for five years at the University of
                         Southern California, where he earned his doctorate in business administration.

Louis G. Baldwin........ Age 52. Mr. Baldwin has served as an advisory director of XTO Energy since 2000. Mr. Baldwin has been Executive Vice President and Chief
                         Financial Officer or held similar positions with the Company since 1986.

Keith A. Hutton......... Age 43. Mr. Hutton has served as an advisory director of XTO Energy since 2000. Mr. Hutton has been Executive Vice President--Operations or held similar positions with the Company since 1987.

Vaughn O. Vennerberg, II Age 47. Mr. Vennerberg has served as an advisory director of XTO Energy since 2000. Mr. Vennerberg has been Executive Vice President--
                         Administration or held similar positions with the Company since 1987.

Directors' Compensation, Board Meetings and Committees

   Directors and advisory directors who are also employees of XTO Energy receive no additional compensation for service on the Board of Directors. Each non-employee director receives an annual retainer totaling $50,000 that is paid in four quarterly installments. Non-employee directors receive no additional meeting fees, but are reimbursed for travel expenses incurred in conjunction with their attendance at Board of Directors meetings. Pursuant to the Company's 1998 Stock Incentive Plan, non-employee directors receive an annual grant of an option to purchase 6,075 shares of Common Stock and 1,500 performance shares. Non-employee advisory directors receive an annual retainer totaling $25,000 that is paid in four quarterly installments and, pursuant to the 1998 Stock Incentive Plan, receive an annual option to purchase 3,037 shares of Common Stock and 750 performance shares. The number of options and performance shares to be granted each year to directors and advisory directors has been adjusted for the three-for-two stock split effected in June 2001. Mr. Adams, who became a director in May 2001, received 3 payments totaling $37,500 for his services as a director and an option to purchase 6,075 shares of Common Stock. Directors have the personal use of Company aircraft for up to six hours per year. Effective 2001, directors became eligible to participate in the Company's retiree medical insurance plan. Each non-employee director and advisory director who is at least 55 years old and has served on the Board of Directors a minimum of five years is eligible to participate in the plan and receive medical insurance from the Company. Dependents of eligible directors may also participate in the plan. Mr. Sherman participated in the plan during 2001.

   The Board of Directors held four meetings during 2001. Additionally, management frequently discusses matters with the directors on an informal basis. All directors and advisory directors attended at least 75 percent of the total number of meetings of the Board of Directors and the Committees on which they served during 2001. The permanent committees of the Board of Directors, number of meetings held during 2001, current membership, and functions are as follows:

   Audit Committee (five meetings)--J. Luther King, Jr., Chairman, Scott G. Sherman, Herbert D. Simons, and Lane G. Collins (advisory member). The primary functions of the Audit Committee are to monitor internal accounting controls and financial reporting practices, review financial statements and related information, review and evaluate the performance, services, and fees of the independent accountants, and make recommendations to the Board of Directors regarding retention of independent accountants. The Audit Committee also monitors the independence of the independent accountants. The Board of Directors and the Audit Committee have determined that the members of the Audit Committee are independent under the rules of the New York Stock Exchange. The Audit Committee is governed by a charter approved by the Board of Directors, a copy of which is attached as Appendix A.

   Compensation Committee (four meetings)--Herbert D. Simons, Chairman, William
H. Adams III, Scott G. Sherman, and Lane G. Collins (advisory member). The primary functions of the Compensation Committee are to establish and approve the terms of employment of the Chairman and Vice Chairman, and to review and approve management's recommendations concerning compensation of the other executive officers and certain other employees. The Compensation Committee also grants all performance shares, options to purchase Common Stock or royalty trust units, and interprets the Company's stock incentive and royalty trust option plans.

   Nominating Committee--Herbert D. Simons, Chairman, William H. Adams III, Scott G. Sherman, and Lane G. Collins (advisory member). The Board of Directors established a Nominating Committee in February 2002. The primary function of the Nominating Committee is to recommend candidates to the Board of Directors as nominees for election at the Annual Meeting of Stockholders or to fill vacancies as they may occur. The Nominating Committee will also review nominees recommended by the stockholders. With respect to procedures that must be followed in order for nominations from stockholders to be considered, see "Submission of Stockholder Proposals for the 2003 Annual Meeting of Stockholders."

Security Ownership of Management and Certain Beneficial Owners

   The following table sets forth as of March 1, 2002, beneficial ownership of Common Stock by directors, advisory directors, the executive officers named in the Summary Compensation Table, all directors, advisory directors, and executive officers as a group, and all persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock. All shares of Common Stock and Common Stock prices have been adjusted for the three-for-two stock split effected in June 2001.

                                                                  Common Stock
                                                             Beneficially Owned (a)
                                                             ---------------------
                                                              Number
Name                                                         of Shares  Percent (b)
----                                                         ---------- -----------
Directors and Executive Officers (c):

Bob R. Simpson (d)..........................................  3,910,250    3.13%
Steffen E. Palko............................................  2,048,645    1.65%
Louis G. Baldwin ...........................................    561,325       *
Keith A. Hutton.............................................    662,156       *
Vaughn O. Vennerberg, II....................................    479,269       *
William H. Adams III........................................     11,050       *
Lane G. Collins (e).........................................     27,286       *
J. Luther King, Jr. (f).....................................    513,466       *
Jack P. Randall.............................................     69,373       *
Scott G. Sherman (g)........................................    261,165       *
Herbert D. Simons...........................................    229,090       *
Directors and executive officers as a group (11 persons) (h) 11,179,046    8.85%

Certain Beneficial Owners:

T. Rowe Price Associates, Inc. (i)..........................  8,198,265     6.6%
  100 East Pratt Street
  Baltimore, Maryland 21202

Wellington Management Company, LLP (j)......................  7,509,075     6.1%
  75 State Street
  Boston, MA 02109

Harris Associates L.P. (k)..................................  6,761,550     5.5%
  Two North LaSalle St., Suite 500
  Chicago, Illinois 60602

Liberty Wanger Asset Management, L.P. (l)...................  6,697,100     5.4%
WAM Acquisition GP, Inc.
  227 W. Monroe Street, Suite 3000
  Chicago, Illinois 60606

--------
*  Less than 1%
(a) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(b) Computed as if all presently exercisable stock options and options exercisable within 60 days by such beneficial owner had been exercised and the equivalent number of shares was issued and outstanding.

(c) Includes options issued under the Company's stock incentive plans that are exercisable within 60 days of March 1, 2002, to acquire Common Stock (Mr. Simpson, 922,500; Mr. Palko, 510,000; Mr. Baldwin, 195,000; Mr. Hutton, 300,000; Mr. Vennerberg, 255,000; Mr. Adams, 4,050; Mr. Collins, 10,121;
    Mr. King, 30,373; Mr. Randall, 25,311; Mr. Sherman, 4,050; Mr. Simons, 4,050; all directors and executive officers as a group, 2,357,955), performance shares (Mr. Simpson, 167,500; Mr. Palko, 62,500; Mr. Baldwin, 18,000; Mr. Hutton, 34,000; Mr. Vennerberg, 27,000), and shares of Common Stock held in the Company's 401(k) Plan (Mr. Simpson, 65,267; Mr. Palko, 71,716; Mr. Baldwin, 68,671; Mr. Hutton, 17,058; Mr. Vennerberg, 4,616).

(d) Includes 8,980 shares of Common Stock held in custodial accounts for his minor children. Excludes 11,250 shares of Common Stock owned by his spouse, as to which Mr. Simpson disclaims any beneficial ownership.

(e) Includes 5,091 shares of Common Stock in an IRA account beneficially owned by his spouse.

(f) Includes 225,000 shares owned by LKCM Investment Partnership ("Investment Partnership"). Mr. King is the general partner and portfolio manager of the Investment Partnership. Mr. King is president of Luther King Capital Management Corporation, which is the investment advisor of the Investment Partnership. Luther King Capital Management Corporation and an affiliated company are also limited partners of the Investment Partnership. Mr. King has the power to direct the voting and disposition of these shares.

(g) Includes 216,335 shares of Common Stock owned by the Scott Sherman Family Limited Partnership.

(h) Includes 2,084,826 additional shares of Common Stock held in the Company's 401(k) Plan as of March 1, 2002, as to which certain executive officers may be deemed to have beneficial ownership due to their authority to direct the vote of the shares held in participant accounts.

(i) As reported on Schedule 13G dated February 14, 2002, reporting ownership as of December 31, 2001, T. Rowe Price Associates, Inc. ("Price Associates") has sole power to vote 1,823,465 shares and sole power to dispose of 8,198,265 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(j) As reported on Schedule 13G dated February 14, 2002, reporting ownership as of December 31, 2001, Wellington Management Company, LLP, as an investment advisor, has the shared power to vote 7,404,875 shares and shared power to dispose of 7,509,075 shares.

(k) As reported on Schedule 13G dated February 7, 2002, reporting ownership as of December 31, 2001, Harris Associates L.P. has shared power to vote 6,761,550 shares, sole power to dispose of 5,433,550 shares, and shared power to dispose of 1,328,000 shares.

(l) As reported on Schedule 13G/A dated February 12, 2002, reporting ownership as of December 31, 2001, Liberty Wanger Asset Management, L.P., and its general partner WAM Acquisition GP, Inc., each have shared power to vote and dispose of 6,697,100 shares that are held for the accounts of discretionary clients.

            Report of the Audit Committee of the Board of Directors

   The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The independent accountants are responsible for performing an independent audit of the Company's financial statements.

   In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements for the fiscal year ended December 31, 2001. The Audit Committee also has discussed with the independent accountants for the Company the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has discussed with the independent accountants their independence from management and the Company, including the matters in the written disclosures and the letter from the independent accountants for the Company required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of the provision of non-audit services with the auditors' independence.

   In reliance on the reviews and discussions referred to in the above paragraph, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the year-end audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                Audit Committee
                        J. Luther King, Jr. (Chairman)
                               Scott G. Sherman
                               Herbert D. Simons

Executive Compensation

   The table below provides a summary of compensation during the last three calendar years for the Chief Executive Officer and the four other most highly compensated executive officers. All shares of Common Stock and Common Stock prices in the Summary Compensation Table for 2001 and the related footnotes have been adjusted for the three-for-two stock split effected in June 2001.

                          Summary Compensation Table

                                                                      Long-Term
                                      Annual Compensation           Compensation
                                 ------------------------------ ---------------------
                                                                           Securities
                                                      Other     Restricted Underlying     All
                                                      Annual      Stock     Options/     Other
Name and                         Salary    Bonus   Compensation   Awards      SARs    Compensation
Principal Position          Year  ($)     ($) (a)    ($) (b)     ($) (c)    (#) (d)     ($) (e)
------------------          ---- ------- --------- ------------ ---------- ---------- ------------
Bob R. Simpson............. 2001 662,500 4,208,000      --      4,221,200   922,500      21,863
  Chairman of the           2000 627,083   725,000      --      7,608,925   631,500      21,099
  Board and Chief           1999 533,333   600,000      --        514,688   210,526      19,956
  Executive Officer

Steffen E. Palko........... 2001 476,917   961,000      --      1,773,100   510,000      19,580
  Vice Chairman             2000 451,500   430,000      --      3,870,050   380,903      27,520
  and President             1999 395,000   350,000      --        343,125   168,421      19,080

Louis G. Baldwin........... 2001 239,500   281,040      --        491,565   195,000      10,500
  Executive Vice President  2000 225,750   140,000      --        510,225   177,355      10,500
  and Chief Financial       1999 181,917   107,000      --        171,563   105,263      10,000
  Officer

Keith A. Hutton............ 2001 271,667   494,440      --        840,175   300,000      10,500
  Executive Vice            2000 250,833   175,000      --        661,845   247,355      10,500
  President--Operations     1999 208,750   130,000      --        299,063   115,789      10,000

Vaughn O. Vennerberg, II... 2001 243,667   382,080                652,605   255,000      10,500
  Executive Vice            2000 225,750   140,000      --        510,225   217,355      10,500
  President--Administration 1999 188,333   110,000      --        171,563   105,263      10,000

--------
(a) Mr. Simpson's bonus includes a special bonus of $3,308,000 that represents the fair market value of 200,000 performance shares granted to him on November 21, 2001, that vested immediately. Bonuses for Messrs. Palko, Baldwin, Hutton, and Vennerberg include $421,000, $101,040, $269,440, and $202,080, respectively, that represent the fair market value of 25,000, 6,000, 16,000, and 12,000 performance shares granted to them, respectively, on November 20, 2001, that vested immediately.

(b) Amounts do not include perquisites and other personal benefits, securities, or property, because the total annual amount of such compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(c) The values of the Restricted Stock Awards that are presented in the table are based on the value of the Common Stock as of the date awarded. As of December 31, 2001, the aggregate number of performance shares held and the value thereof were: Mr. Simpson, 167,500 shares, $2,931,250; Mr. Palko, 62,500 shares, $1,093,750; Mr. Baldwin, 18,000 shares, $315,000; Mr.
    Hutton, 34,000 shares, $595,000; Mr. Vennerberg, 27,000 shares, $472,500.
    The Restricted Stock Awards for 2001 represent the value of 60,000, 30,000, 7,500, 10,500, and 7,500 performance shares granted on March 9, 2001, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $21.67 on May 21, 2001; the value of 67,500, 37,500, 12,000, 18,000, and 15,000 performance shares granted on May 24, 2001, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which will vest when the stock price first trades at or above $21.67; the value of 25,000, 6,000, 16,000, and 12,000 performance shares granted on November 20, 2001, to Messrs. Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first traded at or above $18.30 on February 26, 2002; and the value of 100,000 performance shares granted on November 26, 2001, to Mr. Simpson which vested when the stock price first traded at or above $18.30 on February 26, 2002. Quarterly dividends are paid to holders of performance shares at the same rate as dividends on Common Stock. All performance shares granted in 2001 were made pursuant to the 1998 Stock Incentive Plan.

   The Restricted Stock Awards for 2000 represent the value of 67,500, 45,000, 22,500, 22,500, and 22,500 performance shares granted on January 3, 2000, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $13.33 on May 31, 2000; the value of 60,000 and 30,000 performance shares granted on July 11, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $16.67 on August 21, 2000; the value of 120,000 and 60,000 performance shares granted on September 18, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $21.17 on September 18, 2000; the value of 40,000 and 20,000 performance shares granted on October 9, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $22.50 on October 12, 2000; the value of 40,000 and 20,000 performance shares granted on October 12, 2000, to Messrs. Simpson and Palko, respectively, which vested when the stock price first closed at or above $25.00 on December 18, 2000; the value of 5,000, 7,000, and 5,000 performance shares granted on November 21, 2000, to Messrs. Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $25.00 on December 18, 2000; the value of 40,000, 20,000, 5,000,
   7,000, and 5,000 performance shares granted on December 18, 2000, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $27.50 on December 26, 2000; and the value of 40,000, 20,000, 5,000, 7,000, and 5,000 performance shares granted on December 26, 2000 to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, which vested when the stock price first closed at or above $30.00 on March 9, 2001.

   The Restricted Stock Awards for 1999 represent the value of 67,500, 45,000, 22,500, 22,500, and 22,500 performance shares granted on November 16, 1999, to Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg, respectively, pursuant to the 1998 Stock Incentive Plan. These shares vested when the stock price first closed at or above $10.67 on May 5, 2000. The Restricted Stock Awards for Mr. Hutton in 1999 also includes the value of 15,000 performance shares granted October 1, 1999, pursuant to the 1998 Stock Incentive Plan which vested when the stock price first closed at or above $13.33 on May 31, 2000.

(d) Securities Underlying Options/SARs represent options to purchase shares of Common Stock unless otherwise indicated. Options granted in 2000 include options to purchase 24,903, 37,355, 37,355, and 37,355 units of the Hugoton Royalty Trust from the Company granted to Messrs. Palko, Baldwin, Hutton, and Vennerberg, respectively. All options granted in 1999 represent options to purchase units of the Hugoton Royalty Trust from the Company.

(e) Includes Company 401(k) Plan contributions for each named officer of $10,500, $10,500, and $10,000 during 2001, 2000, and 1999, respectively.
    The remaining amounts for Messrs. Simpson and Palko represent life insurance premiums paid by the Company for $2,000,000 and $3,000,000 of life insurance, respectively.

Stock Incentive Plans

   The Company adopted the 1994 Stock Incentive Plan ("the 1994 Plan"), the 1997 Stock Incentive Plan ("the 1997 Plan"), and the 1998 Stock Incentive Plan ("the 1998 Plan") to provide incentives for officers, other key employees, and non-employee directors. The Company adopted the 1998 Royalty Trust Option Plan ("the 1998 Royalty Trust Plan") and the 1999 Royalty Trust Option Plan ("the 1999 Royalty Trust Plan") to provide incentives for officers and other key employees. All of the Company's stock incentive and royalty trust option plans have been approved by the stockholders.

   Shown in the tables below are option grants made during 2001 to acquire Common Stock, option exercises during 2001, and option values as of December 31, 2001, for officers named in the Summary Compensation Table. All shares of Common Stock and Common Stock prices have been adjusted for the three-for-two stock split effected in June 2001.

             Common Stock Option Grants in 2001--Individual Grants

                                    Percentage
                         Number of   of Total                         Potential Realized
                         Securities  Options                           Value at Assumed
                         Underlying Granted to Exercise             Annual Rates of Stock
                          Options   Employees    Price   Expiration Price Appreciation For
Name                      Granted    in 2001   ($/Share)    Date       Option Term (a)
----                     ---------- ---------- --------- ---------- ----------------------
                                                                      5% ($)     10% ($)
                                                                    ----------  ----------
Bob R. Simpson..........  922,500      14.1%     19.68    5/24/11   11,420,550  28,929,600
Steffen E. Palko........  510,000       7.8%     19.68    5/24/11    6,313,800  15,993,600
Louis G. Baldwin........  195,000       3.0%     19.68    5/24/11    2,414,100   6,115,200
Keith A. Hutton.........  300,000       4.6%     19.68    5/24/11    3,714,000   9,408,000
Vaughn O. Vennerberg, II  255,000       3.9%     19.68    5/24/11    3,156,900   7,996,800

--------
(a) Values are calculated based on the fair market value at the date of grant and the stated annual appreciation rate, compounded annually, for the option term of ten years. The assumed annual appreciation rates of 5% and 10% were established by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock.

                Option Exercises and Option Values at Year-End

                          Common
                          Stock                          Number of
                         Acquired                    Shares of Common            Value of Unexercised
                            on       Value     Stock Underlying Unexercised       In-the-Money Common
Name                     Exercise Realized ($) Stock Options at 12/31/01 (#) Stock Options at 12/31/01 ($)
----                     -------- ------------ ----------------------------- -----------------------------
                                               Exercisable     Unexercisable Exercisable     Unexercisable
                                               -----------     ------------- -----------     -------------
Bob R. Simpson.......... 947,250   7,032,591     922,500             0            0                0
Steffen E. Palko........ 534,000   3,955,019     510,000             0            0                0
Louis G. Baldwin........ 210,000   1,367,625     195,000             0            0                0
Keith A. Hutton......... 315,000   2,051,438     300,000             0            0                0
Vaughn O. Vennerberg, II 270,000   1,758,375     255,000             0            0                0

Employment and Severance Agreements

   In February 1995, Messrs. Simpson and Palko entered into employment agreements effective March 31, 1995, and ending on December 31, 1995, which automatically continued from year to year thereafter. In May 2000, Messrs. Simpson and Palko entered into Amended and Restated Employment Agreements with the Company effective May 17, 2000, and ending December 31, 2000, which automatically continue year to year thereafter unless terminated by either party upon thirty days written notice prior to each December 31. The amended employment agreements incorporate certain provisions from the Severance Plans described below. Pursuant to the new agreements, Messrs. Simpson and Palko each receive an annual base salary of at least $625,000 and $450,000, respectively. The Compensation Committee has authority to pay a base salary in excess of the minimum base salary in the employment agreements, and in December 2001, authorized a salary for Messrs. Simpson and Palko of $800,000 and $575,000, respectively. Each employment agreement provides that the employee is entitled to participate in any incentive compensation program established by the Company for its executive officers, in a manner approved by the Compensation Committee. The employee also receives a minimum of $2,000,000 of life insurance, participates in the group medical and disability insurance plans of the Company and currently receives a $1,600 per month automobile allowance, plus reimbursement for fuel, maintenance, registration, and insurance costs for an automobile. The agreements are subject to early termination upon the death or disability of the employee, or for cause. If an agreement is terminated because of death or disability, the employee is entitled to receive the full severance benefits described below. If an agreement is terminated for cause, as defined in the agreement, the Company is not required to make additional payments.

   The employment agreements further provide that the employee may terminate employment for "good reason," which means: a substantial change in the employee's title, status, position or responsibilities, failure to reelect the employee to the same or similar office, reduction of or failure to provide typical increases in the employee's annual base salary following a change in control of the Company, relocation of the employee to an office over 25 miles from the employee's office just prior to the proposed relocation, breach of the agreement by the Company, or failure to maintain the employee's level of participation in the compensation and benefit plans of the Company. If the employee terminates employment for good reason, or the Company terminates the employee without cause, or there shall occur a Change in Control (as defined below), the employee is entitled to a lump-sum payment of three times the employee's most recent annual compensation. Such compensation includes annual management incentive compensation and planned level of annual perquisites, but generally excludes benefits received pursuant to the Company's stock incentive plans. In addition, the employee becomes fully vested in all stock options, royalty trust options, and performance shares granted under the Company's stock incentive plans upon any such termination. The employee will also receive 18 months of medical, vision, and dental benefits and will receive ownership of any vehicles, club memberships, and life insurance policies then being provided. The employment agreements were amended to provide that if the employee is subject to the 20% parachute excise tax, then the Company will pay the employee under the employment agreement an additional amount to "gross-up" the payment so that the employee will receive the full amount due under the terms of the employment agreement after payment of the excise tax. The Internal Revenue Code defines a parachute payment as any severance payment, contingent upon a Change in Control, the aggregate present value of which is in excess of three times the employee's average annual compensation over the past five years.

   A "Change in Control" of the Company under the employment agreements and Severance Plans (as defined below) is deemed to have occurred only if: any person, or persons acting together as a group, shall become the direct or indirect beneficial owners of more than 25% of the Company's voting shares; a merger or consolidation results in the Company's stockholders holding less than 50% of the voting shares of the surviving entity; certain specified majority changes in the composition of the Board of Directors occur; or a plan or agreement is adopted, approved, or executed to dispose of all or substantially all the assets or outstanding Common Stock.

   In June 1997, the Board of Directors approved severance protection plans ("Severance Plans") for the executive officers and other officers and key employees of the Company. In February 2000, the Board of Directors amended the Severance Plans. Under the terms of the Severance Plans, as amended, executive officers are entitled to receive a severance payment if they are employed by the Company after 45 days following a Change in Control or if they are earlier terminated other than for cause. The Severance Plans will not apply to any executive officer that is terminated for cause or by an executive officer's own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). If entitled to severance payments under the terms of the Severance Plans, the Chief Executive Officer and President will receive three times their annual salary and bonus and all other executive officers will receive two and one-half times their annual salary and bonus. All executive officers will also receive 18 months of medical, vision, and dental benefits.

   The Severance Plans also provide that if executive officers are subject to the 20% parachute excise tax, then the Company will pay the executive officer under the Severance Plan an additional amount to "gross up" the payment so that the executive officer will receive the full amount due under the terms of the Severance Plan after payment of the excise tax. Also, all stock options and performance shares granted under any existing stock incentive plan will become vested.

   Messrs. Simpson and Palko, who have severance benefits under their employment agreements as described above, may elect, within ten days of their termination of employment, to receive severance benefits provided under the Severance Plans in lieu of, but not in addition to, the severance benefits under their employment agreements.

   In February 2001, the Board of Directors approved an agreement with each executive officer named in the Summary Compensation Table under which the executive officer, if employed by the Company on the date of a Change in Control, will receive a grant of performance shares immediately prior to the Change in Control. These agreements were amended by the Board of Directors in May 2001. Under the agreements, as amended, and after adjusting all numbers for the three-for-two stock split effected in June 2001, Messrs. Simpson, Palko, Baldwin, Hutton, and Vennerberg will receive 67,500, 37,500, 12,000, 18,000, and 15,000 performance shares, respectively, for every $1.67 increment in the closing price of the Common Stock above $20.00 on the date of the Change in Control. The number of performance shares granted under each agreement will be reduced by the number of performance shares awarded to the employee between the date of the agreement and the date of the Change in Control which have not been forfeited prior to or on the date of the Change in Control, unless otherwise provided by the Board of Directors or Compensation Committee. Additionally, the agreements provide that Messrs. Baldwin, Hutton, and Vennerberg will receive a grant of 30,000, 112,500, and 90,000 performance shares, respectively, immediately prior to a Change in Control, without regard to the price of the Common Stock and without reduction for any performance shares granted after the date of the agreement, but prior to the Change in Control. All amounts to be granted under these agreements will be adjusted for any future stock splits.

        Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors ("the Committee") is composed of three non-employee directors. Messrs. Sherman and Simon served on the Committee throughout 2001, Mr. Adams served on the Committee since May 2001, and Mr. King served on the Committee until May 2001. Mr. Collins served as an advisory member of the Committee. The Committee reviews the Company's executive compensation program, approves salary and bonuses paid to the executive officers named in the Summary Compensation Table, grants all stock options, performance shares, and royalty trust options, and makes all policy decisions regarding the interpretation and administration of the 1994 Plan, the 1997 Plan, the 1998 Plan, the 1998 Royalty Trust Plan, and the 1999 Royalty Trust Plan. The overall policy of the executive compensation program is to attract, retain, and reward executives who are capable of leading the Company in achieving its business objectives and strategies in a highly competitive industry.

   The Company's compensation program consists of annual compensation and long-term incentive compensation. The following report submitted by the Committee describes the application of the policy to the Committee's decisions concerning executive compensation for 2001.

Annual Compensation

   Annual compensation consists of a base salary component and a bonus component. The Company participates in four major annual compensation surveys, prepared by independent consultants, that provide comparative compensation data for a broad group of domestic companies in the oil and gas industry. Guided by these surveys, individual executive compensation is determined based upon the individual's responsibilities and performance. Participants in these surveys include most of the companies in the Dow Jones Oil Companies, Secondary Index, the industry index used by the Company in its Performance Graph, as well as other companies with which the Company competes for executive talent. The Committee believes that these surveys provide the best available compensation data for the Company's most direct competition for executive talent.

   The Committee sets the cash compensation of the executive officers. The Committee believes there is necessarily some subjectivity in setting cash compensation and does not use predetermined performance criteria. In determining appropriate cash compensation levels, the Committee subjectively and quantitatively analyzes the individual's performance, the performance of the Company, and the individual's contribution to that performance.

   The Company generally targets its base salaries near the median for executives at the companies surveyed and total cash compensation at the upper range. Adjustments are made to account for cases in which the responsibilities of Company executives appear to differ from the responsibilities of executives of the companies surveyed and to address internal pay equities.

   Bonuses, primarily determined by individual performance, increase as a percentage of base salary as the level of responsibility and impact on Company performance increases, and constitute a substantial portion of each executive officer's cash compensation. Bonuses are generally paid twice a year to executive officers and are determined by subjective and quantitative analysis of both corporate and individual performance, rather than using a predetermined formula or establishing predetermined maximum bonuses. The Committee believes bonuses should be used to reflect individual performance, comparative performance, and Company performance. Specific factors considered in setting bonus levels include the Company's operational and financial results, success of the Company's acquisition and development programs, including significant proved reserve increases, and effective management of the Company's capital structure. The Committee also considers the executive's level and scope of responsibility, experience, and the compensation practices of competitors for executives with similar responsibility.

   The Committee also believes it is appropriate to recognize extraordinary performance by an executive officer that has substantially benefitted the Company, its employees, and stockholders by granting a special bonus in addition to annual bonuses. Special bonuses are only paid in exceptional circumstances and are generally in amounts relative to the benefit provided to the Company.

Long-Term Incentive Compensation

   The Committee relies heavily upon equity-based incentives, including stock options, royalty trust options, stock appreciation rights, and performance shares to compensate the executive officers of the Company. The Committee believes that equity-based incentives encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Historically, the Committee has tied long-term incentives for executive officers to expected appreciation of stock value, with the number of options and performance shares available for grant tied to the value of anticipated appreciation. Equity-based incentives awarded to Messrs. Simpson and Palko and other executive officers are based on the Committee's subjective evaluation of the executive officer's ability to influence the Company's long-term growth and profitability and to reward outstanding individual performance and contributions to the Company.

Tax Deduction Limitation for Executive Compensation

   Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1,000,000, unless certain requirements are met. During 2001, Messrs. Simpson and Palko received compensation exceeding the maximum deductible amount. All of the Company's stock incentive plans and royalty trust option plans are exempt under Section 162(m). The Company is entitled to the full tax deductions available when executive officers exercise their existing stock options or when their performance shares vest because the compensation is considered performance based and is not applied against the $1,000,000 limit. The Committee intends to monitor compensation paid to the Company's executive officers so that the corporate tax deduction is maximized, while maintaining the flexibility to attract and retain qualified executives.

Compensation of the Chief Executive Officer and President

   The Committee sets the cash compensation of Messrs. Simpson and Palko, subject to the minimum salaries that have been set by employment contracts approved by the Committee, as described under "Employment and Severance Agreements" above. During 2001, the base salaries of Messrs. Simpson and Palko were $650,000 and $468,000, respectively, and for 2002 were increased to $800,000 and $575,000, respectively. For 2001, Messrs. Simpson and Palko received cash bonuses of $900,000 and $540,000, respectively.

   During 2001, as adjusted for the three-for-two stock split effected in June 2001, Messrs. Simpson and Palko received options to purchase 922,500 and 510,000 shares of Common Stock, respectively. Additionally, during 2001, as adjusted for the three-for-two stock split effected in June 2001, Mr. Simpson received three grants for a total of 227,500 performance shares and Mr. Palko received four grants for a total of 117,500 performance shares. Of these grants of performance shares to Messrs. Simpson and Palko, 60,000 and 30,000, respectively, vested when the stock price first traded at or above $21.67 on May 21, 2001; 100,000 and 25,000, respectively, vested when the stock price first traded at or above $18.30 on February 26, 2002; 67,500 and 37,500, respectively, will vest when the stock price first trades at or above $21.67; and 25,000 performance shares granted on November 20, 2001, to Mr. Palko vested immediately. As further described below, Mr. Simpson received a special bonus of 200,000 performance shares on November 21, 2001, that vested immediately.

   The determination of compensation for Messrs. Simpson and Palko was based on the application of the policies described above that are applicable to all executive officers. In applying these policies to Messrs. Simpson and Palko, the Committee considered their strategic direction and leadership in achieving many exceptional accomplishments during 2001 despite lower gas prices. Specifically, their leadership guided the Company to achieve a 19% increase in reserves (27% prior to downward revisions due to pricing), 21% increase in daily gas production, 59% increase in cash flow, and 40% increase in revenues. The vision and leadership of Messrs. Simpson and Palko have laid the foundation for continuing to achieve above-average production and reserve growth rates.

   Additionally, as recognition for the extraordinary performance by Mr. Simpson during 2001, the Compensation Committee awarded him a special bonus of 200,000 performance shares. The bonus was based on the value realized by the Company and its stockholders as a result of gas price hedges implemented by Mr. Simpson. The foresight to put these hedges in place has helped preserve the aggressive growth plan and financial goals of the Company. For 2001, the hedges increased the Company's gas revenues by approximately $94 million.

                            Compensation Committee
                             William H. Adams III
                               Scott G. Sherman
                         Herbert D. Simons (Chairman)

Performance Graph

   Common Stock of the Company began trading publicly on May 12, 1993. The following graph compares the cumulative total stockholder return on the Common Stock against the total return of the S&P 500 Index and the Dow Jones Oil Companies, Secondary Index for the period of December 31, 1996 to December 31, 2001. The graph assumes that $100 was invested in Common Stock and each index on December 31, 1996 and that all dividends were reinvested.





                                    [CHART]

                                         Dow
                                         Jones Oil
                                         Companies,
                                         Secondary
             XTO Energy Inc.  S&P 500    Index

12/96        100              100        100
12/97        150.48           133.36      99.7
12/98        68.82            171.47      68.4
12/99        83.5             207.56      78.94
12/00        384.34           188.66     126.07
12/01        364.46           166.24     115.75


   This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Relationships and Transactions with Management and Others

   In August 1998, the Board of Directors authorized the use of the Company's investment securities and royalty trust units held in the Company's brokerage accounts to provide credit support for the margin accounts of Messrs. Simpson, Palko, Baldwin, and Vennerberg that held Common Stock. The Board of Directors made this assistance available to avoid the executive officers having to sell their shares of Common Stock at depressed prices, to prevent downward pressure on the market price of the Common Stock as a result of sales by the executive officers, and to allow the executive officers to retain their shares and more closely align their interests with those of the Company's stockholders.

   In August 1998, the Board of Directors agreed that, if necessary, the Company would pay the executive officers' indebtedness on their margin accounts in the event the value of the Common Stock in their margin accounts continued to decline and the executive officers failed to satisfy the debt. In December 1998, the Board of Directors agreed to lend funds directly to the executive officers to reduce their brokerage account margin debt. These loans were full recourse and were due in five years. The notes accrued interest at the Company's borrowing rates under its bank revolving credit agreement. On May 21, 2001, in connection with the vesting of performance shares and the exercise of stock options by the executive officers, the Board of Directors approved the purchase by the Company of 230,409, 57,352, and 11,176 shares of Common Stock from Messrs. Simpson, Palko, and Baldwin, respectively, at a purchase price of $21.53 per share (the fair market value of the Common Stock on that date) on the condition that the proceeds be applied by each executive officer to the repayment of the officer's loan from the Company. The number of shares purchased and the purchase price have been adjusted for the three-for-two stock split effected in June 2001. Messrs. Palko and Baldwin applied the proceeds to repay their loans in full on May 22, 2001. Mr. Simpson applied all of the proceeds to repay a portion of his loan on May 22, 2001, and repaid the balance of his loan on November 12, 2001. Prior to repaying the principal and accrued interest in full, the largest loan amount outstanding during 2001 for Messrs. Simpson, Palko, and Baldwin was $6,880,664, $1,234,991, and $240,674,
respectively.

   The largest amount of margin debt outstanding during 2001 for Messrs. Simpson, Baldwin, and Vennerberg was $994,399, $207,408, and $98,222, respectively, and represented the largest amount of margin debt for the executive officer related to the purchase of Common Stock in excess of the broker's margin requirements. The margin support agreements for Messrs. Simpson, Baldwin, and Vennerberg were terminated in March 2001 when each officer repaid all of the margin debt related to the officer's Common Stock.

   Mr. Randall, a director of the Company, is the president and 50% owner of Randall & Dewey, Inc. Randall & Dewey, Inc. performed consulting services in 1998 in connection with the Company's acquisition of producing properties in Alaska's Cook Inlet. As compensation for these services, Randall & Dewey, Inc. had the right to receive, at its election, either a 20% working interest or a 1% overriding royalty interest conveyed from the Company's 100% working interest in these properties after the Company recovered its acquisition costs, including interest and subsequent property development and operating costs. In August 2001, the Board of Directors approved the purchase of the Randall & Dewey, Inc. interest, subject to the Company obtaining a fairness opinion regarding the purchase price from an independent investment banking firm. The Company obtained the fairness opinion and acquired the interests from Randall & Dewey, Inc. and other parties for $15 million. Of the purchase price paid, Randall and Dewey, Inc. received approximately $10,000,000. Randall & Dewey, Inc. also represented Merchant Resources #1 L.P. in its purchase on September 14, 1999 from the Company of certain oil and gas properties for $63.5 million. The Company's gas marketing subsidiary continues to market gas from some of the properties sold. Further, as a limited partner, the Company invested $600,000 in St. John's Operating #1 L.P., which is a limited partner in Merchant Resources #1 L.P., and in which Randall & Dewey, Inc. is an indirect limited partner. We expect that Randall & Dewey, Inc. will provide services to the Company in 2002.

   During 2001, the Company incurred fees of $3,531 and expenses of $156 with the law firm of Winstead Sechrest & Minick P.C. Mr. Simons, a director of the Company, is of counsel with the firm. We expect that the firm will be providing services to the Company in 2002.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   No current or former employee serves on the Compensation Committee. Mr. Simons, a member of the Compensation Committee, is of counsel with the law firm of Winstead Sechrest & Minick P.C., which provided services to the Company in 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors, and 10% stockholders file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of the reports must be provided to the Company. To the Company's knowledge, based solely on the information furnished to the Company and written representations from executive officers and directors, the Company has determined that Mr. Sherman had one filing related to one transaction that was one day late. All transactions have now been reported.

                                 OTHER MATTERS

Independent Auditors and Auditor Fees

   The Company retained Arthur Andersen LLP as its principal independent public accountants in 2001, as recommended by the Audit Committee and approved by the Board of Directors. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement at the meeting should they desire to do so. The Board of Directors and Audit Committee are aware of recent events concerning Arthur Andersen LLP and are monitoring these developments. Our Audit Committee is currently evaluating the selection of the Company's independent public accountants for 2002. Once the Audit Committee has completed its review, they will make a recommendation to the full Board of Directors for a final decision.

   During 2001, the Company incurred the following fees with Arthur Anderson LLP for the following service categories:

        Audit.................................................. $305,000
        Financial information systems design and implementation       --
        All other (a)..........................................  124,253

--------
(a) Other fees were primarily related to tax services and review of internal controls.

Other Business

   The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting other than those matters described in this Proxy Statement. If any other matters should properly come before the meeting, however, it is intended that the persons named in the accompanying proxy will vote on those matters in accordance with their best judgment.

Submission of Stockholder Proposals for the 2003 Annual Meeting of Stockholders

   Proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices in Fort Worth, Texas, on or before December 23, 2002, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting and must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. On any matter properly presented by a stockholder at the Company's 2003 Annual Meeting of Stockholders that the stockholder does not seek to have included in the Company's proxy statement, the Board of Directors may exercise discretionary voting authority under proxies solicited by it if the proxy statement discloses the nature of the matter and how the

Board of Directors intends to vote. If a stockholder notifies the Company of such a proposal on or before March 8, 2003, and satisfies the other requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, the Board of Directors may not exercise discretionary authority on that proposal. If the Company first receives notice of such a proposal after March 8, 2003, the Board of Directors may exercise discretionary voting authority with respect to that proposal without including any discussion of it in the proxy statement. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

   In addition, a stockholder desiring to nominate an individual for election as a director or to submit a proposal at the 2003 Annual Meeting of Stockholders, where the stockholder has not sought inclusion of the matter in the proxy statement and accompanying proxy relating to such meeting, must comply with the advance notice provisions in the Company's Bylaws. The Bylaws require that written notice to nominate a director be received by the Board of Directors, with a copy to the President and Secretary of the Company, not later than 120 days in advance of the annual meeting date. Written notice of proposal must be received by the Secretary no later than 60 days prior to the meeting date. For the 2003 Annual Meeting of Stockholders, notice of intent to nominate a director must be received by January 20, 2003, and proposals must be received by March 21, 2003. A stockholder who desires to raise such matters should contact the Secretary of the Company for the specific requirements prescribed by the Bylaws.

Annual Report and Form 10-K

   The Company's 2001 Annual Report, including audited financial statements, accompanies this Proxy Statement. A copy of the Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to: Investor Relations, XTO Energy Inc., 810 Houston Street, Fort Worth, Texas 76102.

                                          By Order of the Board of Directors,


                                          /s/ Virginia Andersen
                                          Virginia Anderson
                                          Secretary

Fort Worth, Texas
April 22, 2002

                                                                     Appendix A

                        CHARTER OF THE AUDIT COMMITTEE
                 OF THE BOARD OF DIRECTORS OF XTO ENERGY INC.

Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors of XTO Energy Inc. (the "Company") is to assist the Board of Directors in its oversight of the management of the Company. The Committee shall ensure that, in connection with the audit or review of the Company's financial statements, the Company's independent accountants are ultimately accountable to the Board of Directors and the Committee.

   The Committee's primary responsibilities are to:

  . objectively monitor the Company's internal control system and financial reporting practices;

  . review and evaluate the performance and independence of the Company's independent accountants and performance of the accounting department; and

  . provide open communication among the Board of Directors, financial and senior management, the accounting department and the independent accountants.

                           Composition of Committee

   The Committee shall consist of three or more independent directors, each of whom shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment. Each member of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

                               Responsibilities

   In fulfilling its responsibilities, the Committee shall:

   1. Review the Committee's Charter annually, and recommend any modifications it may deem necessary to the Board of Directors.

   2. Make recommendations to the Board of Directors regarding selection and retention of independent accountants. The Board of Directors, with the assistance of the Committee, shall have the ultimate authority and responsibility to select and replace the independent accountants.

   3. Evaluate, confirm and monitor the independence of the independent accountants. The Committee shall ensure that the independent accountants submit to the Committee at least annually a formal written statement(s) delineating all relationships between the accountants and the Company, addressing at a minimum the matters set forth in Independence Standards Board Standard No. 1, and addressing each non-audit service provided to the Company, including fees billed for such services. The Committee will actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants. The Committee shall consider the effect of the independent accountants' provision of information technology consulting services relating to financial information systems design and implementation and the provision of other non-audit services to the Company on the independence of the independent accountant. The Committee will recommend that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of the accountants' independence.

   4. Review with the Controller and the independent accountants the audit scope, the audit plan and the coordination of audit effort to assure completeness of coverage and the effective use of audit resources.

   5. Consider and review with the Controller the adequacy of the Company's internal controls and the conflicts of interest policy.

   6. At least annually, consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

   7. Discuss with management, the Controller, and the independent accountants any significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

   8. At the completion of the annual audit, review with management, the Controller and the independent accountants:

  .   The Company's annual financial statements and related notes;

  . The independent accountants' audit of the financial statements and their report thereon;

  . Any significant changes required in the independent accountants' audit plan;

  . Any serious difficulties or disputes with management encountered during the course of the audit; and

  . Any other significant findings and recommendations and any matters related to the conduct of the audit that should be communicated to the Committee under generally accepted auditing standards.

   9. Review and discuss with management and the independent accountants the financial statements to be included in the Company's Annual Report on Form 10-K and such other matters as the Committee deems appropriate in connection with making a determination whether to recommend to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

   10. Review and discuss with management and the independent accountants the Company's quarterly financial results and financial statements to be included in the Company's quarterly reports on Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of the review of quarterly financial statements.

   11. Meet with the Controller, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or any of these parties believes should be discussed privately with the Committee.

   12. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants, or other third parties to assist it in the conduct of any investigation.

   13. Hold at least four meetings each year and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants or the Controller. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

   14. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company as the Committee may, in its discretion, determine to be advisable.

   15. Perform such other functions as assigned by law or the Board of Directors.

   16. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

PROXY

                                 XTO Energy Inc.

                   810 Houston Street, Fort Worth, Texas 76102

This Proxy is solicited by the Board of Directors of XTO Energy Inc. for the Annual Meeting of Stockholders on May 21, 2002

     The undersigned hereby appoints Bob R. Simpson, Steffen E. Palko and Virginia N. Anderson and each of them as Proxies, each with the power to appoint a substitute, and hereby authorizes each of them to vote all shares of XTO Energy Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 21, 2002, in the Horizon Room on the Twelfth Floor of the Fort Worth Club Tower, 777 Taylor Street, Fort Worth, Texas, or at any adjournment thereof, upon the matter set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for the matter listed herein. As to such other matters that may properly come before the Annual Meeting of Stockholders, this proxy will be voted by the Proxies listed above according to their discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL     Please mark your vote  [X]
NOMINEES.                                            as indicated in this
                                                     example.


1.  Election of Directors

     CLASS III DIRECTOR (Three-Year Term): William H. Adams III, Jack P. Randall, Herbert D. Simons

VOTE FOR ALL NOMINEES                              VOTE WITHHELD
(except as marked-SEE                              as to ALL nominees
INSTRUCTION)
   [ ]                                                  [ ]

INSTRUCTION:  To withhold authority to vote for any
              individual nominee, strike through
              the nominee's name above.

SIGNATURE________________ SIGNATURE ______________________ DATE______________

Please sign EXACTLY as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, sign in corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time on May 20, 2002.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-------------------------------------------------------------------------------
                                    Internet
                            http://www.eproxy.com/xto

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------

                                       OR

-------------------------------------------------------------------------------
                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
-------------------------------------------------------------------------------

                                       OR

-------------------------------------------------------------------------------
                                      Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
------------------------------------------------------------------------------

If you vote your proxy by telephone or by Internet, you do NOT need to mail back your proxy card.